FIRST MID-ILLINOIS BANCSHARES, INC.
April 15, 1998




Dear Fellow Stockholder:

On behalf of the Board of Directors and management of First Mid-Illinois Bancshares, Inc., I cordially invite you to attend the Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc. to be held at 11:00 a.m. on May 20, 1998, at the Ramada Inn located at 300 Broadway Avenue, Mattoon, Illinois. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the meeting. We have also enclosed a copy of the Company's 1997 Annual Report to Stockholders. At the meeting we shall report on Company operations and the outlook for the year ahead.

Your Board of Directors has nominated three persons to serve as Class III directors. Each of the nominees are incumbent directors. The Board also recommends that you approve the adoption of a Stock Incentive Plan, as set forth in the accompanying Proxy Statement. In addition, the Company's management has selected and recommends that you ratify the selection of KPMG Peat Marwick LLP to continue as the Company's independent public accountants for the year ending December 31, 1998.

We recommend that you vote your shares for the director nominees and in favor of the proposals.

I encourage you to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, HOWEVER, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will ensure that your shares are represented at the meeting.

If you have any questions concerning these matters, please do not hesitate to contact me at (217) 258-0493. We look forward with pleasure to seeing and visiting with you at the meeting.

                                    Very truly yours,

                                    FIRST MID-ILLINOIS BANCSHARES, INC.



                                    Daniel E. Marvin, Jr.
                                    Chairman

FIRST MID-ILLINOIS BANCSHARES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 1998

FIRST MID-ILLINOIS BANCSHARES, INC.
1515 CHARLESTON AVENUE
P.O. BOX 499
MATTOON, ILLINOIS  61938
(217) 258-0493


To the stockholders of FIRST MID-ILLINOIS BANCSHARES, INC.

The Annual Meeting of the Stockholders of First Mid-Illinois Bancshares, Inc., a Delaware corporation (the "Company"), will be held at the RAMADA INN, 300 BROADWAY AVENUE, EAST IN ROOMS A, B AND C, Mattoon, Illinois, on Wednesday, May 20, 1998, at 11:00 a.m., local time, for the following purposes:

1.  to elect three Class III directors for a term of three years.

2. to approve the adoption of the First Mid-Illinois Bancshares, Inc. 1997 Stock Incentive Plan.

3. to approve the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998.

4. to transact such other business as may properly be brought before the meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 1, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.


By order of the Board of Directors



Daniel E. Marvin, Jr.
Chairman


Mattoon, Illinois
April 15, 1998

FIRST MID-ILLINOIS BANCSHARES, INC.

PROXY STATEMENT


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Mid-Illinois Bancshares, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the RAMADA INN, 300 BROADWAY AVENUE, EAST IN ROOMS A, B AND C, Mattoon, Illinois, on Wednesday, May 20, 1998, at 11:00 a.m., local time, and at any adjournments or postponements thereof.

The Board of Directors would like to have all stockholders represented at the meeting. Please sign and return your proxy card in the enclosed self-addressed, stamped envelope. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the meeting.

The mailing address of the Company*s principal executive offices is 1515 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 15, 1998. The 1997 Annual Report of the Company, which includes consolidated financial statements of the Company, is enclosed.

The Company is a diversified financial services company which serves the financial needs of east central Illinois. It is the parent company of First Mid-Illinois Bank & Trust, N.A. (the "Bank"), a regional banking entity which has locations in Mattoon, Altamont, Arcola, Effingham, Charleston, Sullivan, Tuscola, Urbana and Neoga, Illinois. Mid-Illinois Data Services, Inc., a data processing company ("MIDS"), is also a wholly owned nonbanking subsidiary of the Company. The Bank and MIDS are sometimes referred to as the "Subsidiaries."

Only holders of record of the Company*s Common Stock, par value $4.00 per share (the "Common Stock"), at the close of business on April 1, 1998 will be entitled to vote at the annual meeting or any adjournments or postponements of such meeting. On April 1, 1998, the Company had approximately 1,978,400 shares of Common Stock, and 620 shares of Preferred Stock, no par value (the "Preferred Stock"), issued and outstanding. In the election of directors, and for all other matters to be voted upon at the annual meeting, each issued and outstanding share of Common Stock is entitled to one vote. Stockholders voting FOR the election of directors on the enclosed proxy will be deemed to have given their proxy to vote for the election of all directors except as otherwise noted on the proxy. Holders of the Preferred Stock are not entitled to vote their Preferred Stock at the annual meeting. All shares of Common Stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this Proxy Statement.

A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Directors shall be elected by a plurality of the votes present in person or represented by proxy. In all other matters, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

ELECTION OF DIRECTORS

At the Annual Meeting of the Stockholders to be held on May 20, 1998, the stockholders will be entitled to elect three (3) Class III directors for a term expiring in 2001. The directors of the Company are divided into three classes having staggered terms of three years. Each of the nominees for election as Class III directors are incumbent directors. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting. Set forth below is information, as of April 1, 1998, concerning the nominees for election and for the other persons whose terms of office will continue after the meeting, including age, year first elected a director of the Company and business experience during the previous five years of each. The three nominees, if elected at the annual meeting, will serve as Class III directors for three year terms expiring in 2001.

NOMINEES

                                         Position with the Company and
Name                      Director       the Subsidiaries and Occupation
(AGE)                      SINCE         FOR THE LAST FIVE YEARS
CLASS III
(TERM EXPIRES 2001)
Charles A. Adams            1984         Director of the Bank (since 1989), of
(Age 56)                                 MIDS (since 1987) and of the Company;
                                         President, Howell Paving, Inc.
Daniel E. Marvin, Jr.       1982         Chairman, President, Chief Executive
(Age 59)                                 Officer and Director of the Company;
                                         Director (since 1980), Chairman (since
                                         1983), President and Chief Executive
                                         Officer (1983-1997) of the Bank;
                                         Director of MIDS (1987-1992).
Ray Anthony Sparks          1994         Director of the Bank (since 1997) and
(Age 41)                                 of the Company; Director of MIDS (since
                                         1996); former President of Elasco
                                         Agency Sales, Inc. and Electrical
                                         Laboratories and Sales Corporation;
                                         private investor.
CONTINUING DIRECTORS
CLASS I
(TERM EXPIRES 1999)
Kenneth R. Diepholz         1990         Director of the Bank (since 1984) and
(Age 59)                                 of the Company; President, Diepholz
                                         Chevrolet, Oldsmobile, Cadillac and
                                         Geo; Owner, D-Co Coin Laundry and
                                         Diepholz Rentals.
Gary W. Melvin              1990         Director of the Bank (since 1984) and
(Age 48)                                 of the Company; Director of MIDS (since
                                         1987); Co-Owner, Rural King Stores.
CLASS II
(TERM EXPIRES 2000)
Richard Anthony Lumpkin     1982         Director of the Bank (since 1966) and
(Age 63)                                 of the Company; former Chairman of the
                                         Board of Consolidated Communications
                                         Inc. (until 1997), Director Ameren CIPS
                                         (since 1995); Vice Chairman, McCloud
                                         USA, Inc. (since 1997); Chairman,
                                         Illinois Consolidated Telephone Company
                                         (since 1997).
William G. Roley            1985         Director of the Bank (since 1992) and
(Age 68)                                 of the Company; retired, former owner
                                         of Roley Real Estate.
William S. Rowland          1991         Executive Vice President (since 1997),
(Age 51)                                 Treasurer and Chief Financial Officer
                                         (since 1989) and Director of the
                                         Company; Director of MIDS (since 1989);
                                         Executive Vice President of the Bank
                                         (since 1989).

ALL OF THE COMPANY*S DIRECTORS WILL HOLD OFFICE FOR THE TERMS INDICATED, OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED. THERE ARE NO ARRANGEMENTS OR UNDERSTANDINGS BETWEEN ANY OF THE DIRECTORS, EXECUTIVE OFFICERS OR ANY OTHER PERSON PURSUANT TO WHICH ANY OF THE COMPANY*S DIRECTORS OR EXECUTIVE OFFICERS HAVE BEEN SELECTED FOR THEIR RESPECTIVE POSITIONS.

DIRECTORS OF THE COMPANY RECEIVED A $1,800 QUARTERLY RETAINER FOR SERVING ON THE BOARD OF DIRECTORS IN 1997. DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY ALSO RECEIVED OPTIONS TO PURCHASE 500 SHARES OF THE COMPANY'S COMMON STOCK AT $23.51 PER SHARE FOR THEIR SERVICE IN 1997, AND RECEIVED OPTIONS TO PURCHASE 500 SHARES OF COMMON STOCK AT $33.73 PER SHARE FOR THEIR SERVICE IN 1998. SUCH OPTIONS HAVE TERMS OF TEN YEARS AND BECAME EXERCISABLE ON THEIR RESPECTIVE DATE OF GRANT. ADDITIONALLY, THE COMPANY PROVIDES RETIREMENT PENSION BENEFITS TO NON-EMPLOYEE DIRECTORS WHO HAVE ATTAINED THE AGE OF 70 AND WHO HAVE SERVED AS A DIRECTOR FOR A MINIMUM OF TEN YEARS UPON RETIREMENT. THE PENSION IS EQUAL TO 75% OF THE COMPENSATION RECEIVED BY THE DIRECTOR FROM THE COMPANY IN THE YEAR PRIOR TO RETIREMENT. DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY ALSO RECEIVE HEALTH INSURANCE.

BOARD COMMITTEES AND MEETINGS

The Board of Directors of the Company has established an audit committee and a compensation committee. These committees are composed entirely of outside directors. The Board has also created other Company-wide committees composed of officers of the Company and the Subsidiaries.

Members of the audit committee are Messrs. Adams, Diepholz, Lumpkin, Melvin, Roley and Sparks. The audit committee reports to the Board of Directors and has the responsibility to review and approve internal control procedures, accounting practices and reporting activities of the Subsidiaries. The committee also has the responsibility for establishing and maintaining communications between the Board and the independent auditors and regulatory agencies. The audit committee reviews with the independent auditors the scope of their examinations, with particular emphasis on the areas to which either the audit committee or the auditors believe special attention should be directed. It also reviews the examination reports of regulatory agencies and reports to the full Board regarding matters discussed therein. Finally, it oversees the establishment and maintenance of effective controls over the business operations of the Subsidiaries. The Audit Committee met four times in 1997.

The members of the compensation committee are Messrs. Adams, Diepholz, Lumpkin, Melvin, Roley and Sparks. The compensation committee reports to the Board of Directors and has responsibility for all matters related to compensation of executive officers of the Company, including review and approval of base salaries, conducting a review of salaries of executive officers compared to other financial services holding companies in the region, fringe benefits, including modification of the retirement plan, and incentive compensation. The compensation committee met two times in 1997.

A total of eleven regularly scheduled and special meetings were held by the Board of Directors of the Company during 1997. During 1997, all directors attended at least 75 percent of the meetings of the Board and the committees on which they served.

TRANSACTIONS WITH MANAGEMENT

Directors and officers of the Company and the Subsidiaries and their associates, were customers of and had transactions with the Company and the Subsidiaries during 1997. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time or comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

EXECUTIVE COMPENSATION

The following table shows the compensation earned for the last three fiscal years by the Chief Executive Officer and those executive officers of the Company and the Subsidiaries whose 1997 salary and bonus exceeded $100,000:

                                             SUMMARY COMPENSATION TABLE



                                                               Annual Compensation
               (a)                       (b)               (c)             (D)             (G)             (H)


                                       Fiscal                                          SECURITIES
                                        Year                                           UNDERLYING       ALL OTHER
            Name and                    Ended                                        OPTIONS/SARS(#)  COMPENSATION
       Principal Position           December 31st     Salary($)<F1>     BONUS ($)                          ($)

 Daniel E. Marvin, Jr.,                 1997             $170,338        $45,608         7,500         $27,093<F2>
   President & Chief Executive          1996              170,338         59,848           ---          26,390<F2>
   Officer                              1995              164,000         48,163           ---          26,001<F2>

 William S. Rowland, Executive          1997              $110,000       $21,450         4,000         $13,912<F3>
   Vice President, Treasurer and        1996               105,338        23,570           ---          13,517<F3>
   Chief Financial Officer              1995               101,000        21,651           ---          12,756<F3>

 Stanley E. Gilliland, Vice             1997               $96,000       $15,264         2,000          $6,686<F4>
   President                            1996                91,338        15,435           ---           6,426<F4>
                                        1995                86,000        15,738           ---           5,917<F4>

 Jack R. Kuczynski, Vice                1997               $98,045       $16,569         1,000          $6,448<F4>
   President                            1996                51,625         9,419           ---              ---
                                        1995                   ---           ---           ---              ---

<F1> Includes deferred amounts.

<F2> Represents the Company's contributions to its  retirement  plan  for 1997,
1996  and  1995  of  $13,812,  $13,109  and  $12,720, respectively, and premium payments for an insurance policy purchased to fund a supplemental retirement and death benefit for Mr. Marvin in the amount of $13,281 for each year.

<F3>  Represents the Company's contributions to its retirement  plan  for  1997,
1996 and 1995 of $8,014, $7,619 and $6,876, respectively, and an annual premium payment for an insurance policy purchased to fund a supplemental retirement and death benefit for Mr. Rowland in the amount of $5,898 in 1997 and 1996 and $5,880 for 1995.

<F4>  Represents the Company's contributions to its retirement plan.

STOCK OPTION INFORMATION

The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the Summary Compensation Table:

OPTION GRANTS IN LAST
FISCAL YEAR




Individual Grants
                                                                                                    Potential realizable value
                                                                                                    at assumed annual rates of
                                                                                                     stock price appreciation
                                                                                                          for option term
(a)                   (B)            (c)                 (d)                 (e)              (F)               (G)
                                   % of Total
                     OPTIONS     Options Granted
                     GRANTED     to Employees in    Exercise or Base       Expiration
NAME                 (#)<F1>       Fiscal Year        Price ($/Sh)            Date             5%($)            10%($)
Daniel E. Marvin, Jr. 7,500            38%              $23.51              10/21/07           $110,888          $281,025
                      2,500            22%               33.73              12/10/07             53,025           134,400
William S. Rowland    4,000            21%              $23.51              10/21/07            $59,140          $149,880
                      2,000            17%               33.73              12/10/07             42,420           107,520
Stanley E. Gilliland  2,000            10%              $23.51              10/21/07            $29,570           $74,940
                      1,000            9%                33.73              12/10/07             21,210            53,760
Jack R. Kuczynski     1,000            5%               $23.51              10/21/07            $14,785           $37,470
                      1,000            9%                33.73              12/10/07             21,210            53,760

<F1>  Options  become  exercisable in four equal annual portions beginning  one year from the date of grant. Options with an exercise price of $23.51 were granted on October 21, 1997 as part of the respective officer's compensation for service to the Company during the 1997 fiscal year. Options with an exercise price of $33.73 were granted on December 10, 1997 as part of the respective officer's 1998 compensation.


The following table sets forth certain information concerning the number and value of stock options at December 31, 1997 held by the named executive officers. No stock options were exercised during 1997 by such persons.

                                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                         OPTION/SAR VALUES
                           Shares                         Number of Securities
                          Acquired                        Underlying Unexercised              VALUE OF UNEXERCISED
                             on               Value       Options/SARs at FY-End                       IN-
        Name              Exercise          Realized      (#)(d)                                    THE-MONEY
         (a)               (#)(b)            ($)(c)             EXERCISABLE     UNEXERCISABLE     OPTIONS/SARS
                                                                                                AT FY-END ($)(E)

                                                                                            EXERCISABLE  UNEXERCISABLE
 Daniel E. Marvin, Jr.       ---               $---               ---             10,000        $---         $98,300
 William S. Rowland          ---               $---               ---              6,000        $---         $53,900
 Stanley E. Gilliland        ---               $---               ---              3,000        $---         $26,950
 Jack R. Kuczynski           ---               $---               ---              2,000        $---         $14,580


EMPLOYMENT AGREEMENTS

In December,  1997,  the Company entered into employment agreements with Daniel
E. Marvin, Jr. and William S. Rowland. The employment agreements provide for an initial base salary, which may be increased but not decreased, and a bonus of up to 35% of base salary for Mr. Marvin and 25% for Mr. Rowland. Each agreement has an initial term of three years, which may be extended upon mutual agreement. In the event of termination of the respective officer's employment by the Company without cause, the Company will be obligated to pay to such officer an amount equal to one year's salary. In the event such person's employment discontinues following a change in control of the Company, the successor to the Company is obligated to make a lump sum payment to such officer in amount equal to the greater of two years' base salary or the aggregate base salary the officer would have received for the balance of the three year term of the agreement. The employment agreements include a covenant which limits the ability of each officer to compete with the Bank for a period of two years following the termination of his employment. The Company has also entered into a similar agreement with John M. Remsen, Jr., who became the Bank's President in August, 1997.


The Compensation Committee has furnished the following report on executive compensation. The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by the Company shall not be deemed to include such report unless such report is specifically stated to be incorporated by reference into such document.

COMPENSATION COMMITTEE REPORT

As  members  of  the  Compensation  Committee, it is our duty to  evaluate  the performance of management, review total management compensation levels and consider management succession and other related matters. The Committee reviews and approves in detail all aspects of compensation for the nine highest paid officers within the Company and uses state, regional and national salary studies to ascertain existing market conditions for personnel. No member of the Committee is a former or current officer or employee of the Company or any of the Subsidiaries.

The compensation philosophy of the Company is that a portion of the annual compensation of each officer relates to and must be contingent upon the performance of the Company, as well as the individual contribution of each officer. As a result, a portion of each executive officer's annual compensation is based upon the officer's performance, the performance of the operating unit for which the officer has primary responsibility and the performance of the Company as a whole. In 1993, the formulas for measuring performance and awarding bonuses were refined and improved so as to more objectively link financial and individual performance with bonus amounts.

During 1997, the Company's net income amounted to $4,726,000, a $560,000 (13.4%) improvement from 1996's level. In addition, the Company's market share increased significantly and various other improvements were made in the Company's operating and administrative functions. Accordingly, Messrs. Marvin, Rowland Gilliland and Kuczynski were awarded incentive bonuses of $45,608, $21,450, $15,264 and $16,569, respectively. The relationships between the base salaries and incentive compensation of Messrs. Marvin, Rowland, Gilliland and Kuczynski for 1997, 1996 and 1995 were as follows:


Incentive Compensation as a % of Base Salary

                          1997        1996          1995
 Mr. Marvin               27%          35%           29%
 Mr. Rowland              20%          22%           21%
 Mr. Gilliland            16%          17%           18%
 Mr. Kuczynski            17%          18%           - %

The members of the Compensation Committee are:

Charles A. Adams, Kenneth R. Diepholz, Richard A. Lumpkin, Gary W. Melvin, William G. Roley and Ray Anthony Sparks


The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by the Company shall not be deemed to include the following performance graph unless such graph is specifically stated to be incorporated by reference into such document.

PERFORMANCE GRAPH

The following line graph compares the cumulative total stockholder return on a $100 investment in the Company's Common Stock to the cumulative total return of the S & P 500 Index and the Nasdaq Bank Stock Index for the period December 31, 1992 through December 31, 1997. The S&P 500 Index and the Nasdaq Bank Stock Index were calculated at the Company's request by Research Data Group, San Francisco, California.

CUMULATIVE TOTAL RETURN{*}

*  Total return assumes reinvestment of dividends


                                         12/31/92     12/31/93    12/31/94    12/31/95   12/31/96   12/31/97

 First Mid-Illinois Bancshares, Inc.       $100         $130        $134        $178       $217       $345
 Nasdaq Bank Stocks                        $100         $114        $114        $169       $223       $377
 S&P 500                                   $100         $110        $112        $153       $189       $252


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the Company*s Common Stock beneficially owned on February 28, 1998 with respect to all persons known to the Company to be the beneficial owner of more than five percent of the Company Common Stock, each director and nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group.

NAME OF INDIVIDUAL AND              AMOUNT AND NATURE OF            PERCENT
NUMBER OF PERSONS IN GROUP        BENEFICIAL OWNERSHIP<F1>          OF CLASS

5% STOCKHOLDERS
Margaret Lumpkin Keon                  136,421<F2>                     6.8%
16 Miller Avenue
Suite 203
Mill Valley, California  94941

Mary Lumpkin Sparks                    190,997<F3>                     9.6%
2438 Campbell Road, N.W.
Albuquerque, New Mexico  87104

DIRECTORS
Charles A. Adams                       131,635<F4>                     6.4%
Kenneth R. Diepholz                     31,961<F5>                     1.6%
Richard Anthony Lumpkin                404,864<F6>                    19.8%
Daniel E. Marvin, Jr.                   31,142<F7>                     1.6%
Gary W. Melvin                          91,605<F8>                     4.5%
William G. Roley                        40,889<F9>                     2.1%
William S. Rowland                       9,942<F10>                       *
Ray Anthony Sparks                      39,695<F11>                    2.0%

OTHER NAMED EXECUTIVE OFFICERS
Stanley E. Gilliland                     7,407<F12>                       *
Jack R. Kuczynski                        3,034                            *

All directors and executive
officers as a group
(13 persons)                        793,999<F13>                      35.8%
_____________
*     Less than one percent.

<F1>  The  information  contained  in  this  column  is  based upon information furnished to the Company by the persons named above and the members of the designated group. Amounts include 1,000 shares obtainable by each of Messrs. Adams, Diepholz, Lumpkin, Melvin, Roley and Sparks through the exercise of options which are currently exercisable or which will become exercisable within 60 days of the date of the information provided. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below.

<F2> The above amount includes  20,210 shares obtainable through the conversion of Preferred Stock held by Ms. Keon  and 116,031 shares held under the Margaret
L. Keon Trust, established under Article 5 of the Mary G. Lumpkin Trust dated January 31, 1984, of which trust Ms. Keon is trustee and beneficiary.

<F3> The above amount includes 20,210 shares obtainable  through the conversion of Preferred Stock and 116,537 shares held under the Mary L. Sparks Trust, established under Article 5 of the Mary G. Lumpkin Trust dated January 31, 1984, with respect to which shares Mrs. Sparks has no voting or investment power. The shares held by this trust are also included in the number of shares reported as beneficially owned by Mr. Richard A. Lumpkin in this table. The above amount also includes 1,190 shares held directly by Mrs. Sparks and 53,060 shares held in trust for the benefit of Richard Anthony Lumpkin's adult children for which Mrs. Sparks serves as trustee and of which shares Mrs. Sparks disclaims beneficial ownership.

<F4> The above amount includes 16,018  shares of Common Stock and 80,840 shares obtainable through the conversion of Preferred Stock held by a corporation over which Mr. Adams is deemed to control. The above amount also includes 2,056 shares held by Mr. Adams' spouse, over which shares Mr. Adams has no voting and investment power. The above amount does not include 1,623 shares held by adult children of Mr. Adams.

<F5> The above amount includes 14,147 shares obtainable through the  conversion of Preferred Stock held by Mr. Diepholz.

<F6>  The above amount includes 40,420 shares obtainable through the conversion of Preferred Stock held by Mr. Lumpkin and by the Richard A. Lumpkin Trust, of which Mr. Lumpkin is trustee and beneficiary, 54,684 shares held directly by Mr. Lumpkin and 9,805 shares held by The Lumpkin Foundation, of which Mr. Lumpkin serves as a director. The above amount also includes 116,537 shares held under the Richard A. Lumpkin Trust, and further includes 20,210 shares obtainable through the conversion of Preferred Stock and 116,537 shares held under the Mary Lee Sparks Trust, of which Mr. Lumpkin is trustee. Each such trust has been established under Article 5 of the Mary G. Lumpkin Trust dated January 31, 1984. The above amount also includes 45,671 shares held by McCloud USA, of which Mr. Lumpkin is Vice Chairman of the Board, and of which shares beneficial ownership is disclaimed. The above amount does not include 68,080 shares held by adult children of Mr. Lumpkin and 53,060 shares held in trust for the benefit of Mr. Lumpkin*s adult children of which trust Mr. Lumpkin is not a trustee and of which shares beneficial ownership is also disclaimed.

<F7>  The  above amount includes 4,850 shares obtainable through the conversion of Preferred Stock held by Mr. Marvin. The above amount also includes 3,115 shares held by Mr. Marvin's spouse, over which shares Mr. Marvin has no voting or investment power and of which Mr. Marvin disclaims beneficial ownership, and 225 shares held by Mr. Marvin's grandchildren, over which Mr. Marvin has shared voting and investment power.

<F8> The above amount includes  40,420 shares obtainable through the conversion of Preferred Stock held by Mr. Melvin.

<F9> The above amount includes 4,042  shares  obtainable through the conversion of Preferred Stock held by Mr. Roley. The above amount also includes 4,042 shares obtainable through the conversion of Preferred Stock held by Mr. Roley's spouse and 13,057 shares held by the Peggy A. Roley Trust, over which Mr. Roley has no voting or investment power and of which Mr. Roley disclaims beneficial ownership.

<F10>  The  above amount includes 4,850 shares obtainable through the conversion of Preferred Stock held by Mr. Rowland.

<F11>  The above amount includes 7,189 shares held by Mr. Sparks' children, over which Mr. Sparks shares voting and investment power.

<F12>  The above  amount includes 2,021 shares obtainable through the conversion of Preferred Stock held by Mr. Gilliland and 963 shares held by Mr. Gilliland and his spouse, over which Mr. Gilliland has shared voting and investment power.

<F13> Includes an aggregate of 215,842 shares obtainable through conversion  of
Preferred Stock.


As of February 28, 1998, the Bank acted as sole or co-fiduciary with respect to trusts and other fiduciary accounts which own or hold 99,151 shares or 5.0% of the outstanding Common Stock of the Company, over which the Bank has sole voting and investment power with respect to 83,051 shares or 4.2% of the outstanding Common Stock and shared voting and investment power with respect to 16,100 shares or 0.8% of the outstanding Common Stock.

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company*s directors, executive officers and persons who own more than 10% of the Company*s Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company*s review of the copies of such forms, the Company is not aware that any of its directors and executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1997 through December 31, 1997.

PROPOSAL TO ADOPT STOCK INCENTIVE PLAN

On October 21, 1997, the Board of Directors unanimously adopted resolutions approving the First Mid-Illinois Bancshares, Inc., 1997 Stock Incentive Plan (the "Incentive Plan"), to promote equity ownership of the Company by directors of the Company and selected officers and employees of the Bank, to increase their proprietary interest in the success of the Company, and to encourage them to remain in the employ of the Company and the Bank. While the Incentive Plan is not generally subject to stockholder approval, the Company is submitting the Incentive Plan to its stockholders for purposes of complying with certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"), pertaining to incentive stock options, as described below.

ADMINISTRATION

The Incentive Plan is to be administered by the Stock Incentive Plan Administrative Committee, which will be comprised of at least two non-employee directors appointed by the Board of Directors (the "Stock Incentive Committee"). The Stock Incentive Committee will have the authority, subject to approval by the Board of Directors, to select the employees to whom awards may be granted, to determine the terms of each award, to interpret the provisions of the Incentive Plan and to make all other determinations for the administration of the Incentive Plan. The Incentive Plan provides for the grant of "incentive stock options," as defined under Section 422(b) of the Code, options that do not so qualify (referred to herein as "nonstatutory options"), restricted stock and stock appreciation rights ("SARs"), as determined in each individual case by the Stock Incentive Committee. The Board of Directors has reserved 100,000 shares of Common Stock for issuance under the Incentive Plan, subject to adjustment for stock splits, stock dividends or similar transactions. In general, if any award granted under the Incentive Plan expires, terminates, is forfeited or is cancelled for any reason, the shares of Common Stock allocable to such award may again be made subject to an award granted under the Incentive Plan.

AWARDS

Directors of the Company and key policy-making employees of the Bank are eligible to receive grants under the Incentive Plan. Director options will be granted at the fair market value of the Common Stock on the date of grant. Employee awards may be granted subject to a vesting requirement and in any event will become fully vested upon a merger or change of control of the Company. The exercise price of incentive stock options granted under the Incentive Plan must at least equal the fair market value of the Common Stock subject to the option (determined as provided in the plan) on the date the option is granted. The exercise price of nonstatutory options and SARs will be determined by the Stock Incentive Committee.

An incentive stock option granted under the Incentive Plan to an employee owning more than 10% of the combined voting power of all classes of stock of the Company must have an exercise price of at least 110% of the then current fair market value of the shares of Common Stock issuable upon exercise of the option and may not have an exercise term of more than five years. Incentive stock options are also subject to the further restriction that the aggregate fair market value (determined as of the date of grant) of Common Stock as to which any such incentive stock option first becomes exercisable in any calendar year, is limited to $100,000. To the extent options covering more than $100,000 worth of Common Stock first become exercisable in any one calendar year, the excess will be nonstatutory options. For purposes of determining which, if any, options have been granted in excess of the $100,000 limit, options will be considered to become exercisable in the order granted.

Each director and key employee eligible to participate in the Incentive Plan will be notified by the Stock Incentive Committee. The award agreement will specify the type of award to be granted, the number of shares of Common Stock (if any) to which the award relates, the terms and conditions of the award and the date granted. In the case of an award of options, the award agreement will also specify the price at which the shares of Common Stock subject to the option may be purchased, the date(s) on which the option becomes exercisable and whether the option is an incentive stock option or a nonstatutory option.

The full exercise price for all shares of Common Stock purchased upon the exercise of options under the Incentive Plan may be paid by cash, personal check, personal note, award surrender or Common Stock owned at the time of exercise, as directed by the Stock Incentive Committee. Incentive stock
options  granted  under  the  Incentive  Plan  will  remain   outstanding   and
exercisable for ten years from the date of grant or until the expiration of ninety days (or such lesser period as the Stock Incentive Committee may determine) from the employees date of termination of employment with the Company. Nonstatutory options and SARs granted under the Incentive Plan remain outstanding and exercisable for such period as the Stock Incentive Committee may determine.

INCOME TAX

With respect to incentive stock options, no taxable income is recognized by the option holder for income tax purposes at the time of the grant or exercise of an incentive stock option, although neither is there any income tax deduction available to the Company as a result of such a grant or exercise. Any gain or loss recognized by an option holder on the later disposition of shares of Common Stock acquired pursuant to the exercise of an incentive stock option generally will be treated as capital gain or loss if such disposition does not occur prior to one year after the date of exercise of the option, or two years after the date the option was granted. With respect to nonstatutory stock options, restricted stock or SARs, no taxable income will result to the recipient of the awards, nor will the Company be entitled to an income tax deduction. However, upon the exercise of nonstatutory stock options or SARs, or the lapse of restrictions on restricted stock, the award holder will generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock acquired on the date of exercise, and the Company will be entitled to an income tax deduction in the amount of the ordinary income recognized by the option holder. In general, any gain or loss realized by the option holder on the subsequent disposition of such shares will be a capital gain or loss.

AMENDMENT AND TERMINATION

The Incentive Plan expires ten years after its adoption, unless sooner terminated by the Board of Directors. The Board has authority to amend the Incentive Plan in such manner as it deems advisable, except that the Board of Directors is not permitted, without stockholder approval, to amend the plan in a manner which would prevent the grant of incentive stock options or increase the number of shares of Common Stock available.

NEW PLAN BENEFIT TABLE

The following table sets forth certain information concerning the value and number of Incentive Plan grants which have made with respect to the 1997 and 1998 fiscal years.

NEW PLAN BENEFITS
FIRST MID-ILLINOIS BANCSHARES, INC. 1997 STOCK INCENTIVE PLAN
NAME AND POSITION                      DOLLAR VALUE ($){(1)}    NUMBER OF UNITS
 Daniel E. Marvin, President and
 Chief Executive Officer                       $ ---                 10,000
 Other Named Executive Officers                $ ---                 11,000
 Non-Executive Director Group                  $ ---                  6,000
 Non-Executive Officer and Employee Group      $ ---                  4,000

(1) All options will be exercisable at a price equal to 100% of the fair market value of the underlying security on the date of the grant.

REQUIRED AFFIRMATIVE VOTE

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the annual meeting is required to ratify the Incentive Plan under the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED STOCK INCENTIVE PLAN.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Stockholders will be asked to approve the appointment of KPMG Peat Marwick LLP as the Company*s independent public accountants for the year ending December 31, 1998. A proposal will be presented at the annual meeting to ratify the appointment of KPMG Peat Marwick LLP. If the appointment of KPMG Peat Marwick LLP is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.


STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

For inclusion in the Company's Proxy Statement and form of proxy relating to the 1999 Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before December 16, 1998 and must otherwise comply with the Company's bylaws.

GENERAL

Your proxy is solicited by the Board of Directors and the cost of solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company or the Subsidiaries, acting on the Company*s behalf, may solicit proxies by telephone, telegraph or personal interview. The Company will, at its expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

OTHER BUSINESS

It is not anticipated that any action will be asked of the stockholders other than that set forth above, but if other matters properly are brought before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

FAILURE TO INDICATE CHOICE

If any stockholder fails to indicate a choice in items (1), (2) or (3) on the proxy card, the shares of such stockholder shall be voted (FOR) in each instance.

REPORT ON FORM 10-K

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON REPRESENTING THAT HE OR SHE WAS A BENEFICIAL OWNER OF THE COMPANY*S COMMON STOCK AS OF THE RECORD DATE FOR THE MEETING, UPON WRITTEN REQUEST, A COPY OF THE COMPANY*S ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUEST SHOULD BE SENT TO MR. WILLIAM S. ROWLAND, FIRST MID-ILLINOIS BANCSHARES, INC., 1515 CHARLESTON AVENUE, P.O. BOX 499, MATTOON, ILLINOIS 61938.

By order of the Board of Directors




Daniel E. Marvin, Jr.
Chairman
Mattoon, Illinois
April 15, 1998

ALL STOCKHOLDERS ARE URGED TO SIGN AND MAIL THEIR PROXIES PROMPTLY
PROXY CARD
FIRST MID-ILLINOIS BANCSHARES, INC.

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS -- MAY 20, 1998

The undersigned hereby appoints Stanley E. Gilliland, John M. Remsen, Jr. and Alfred M. Wooleyhan, Jr., or any of them acting in the absence of the others, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of First Mid-Illinois Bancshares, Inc., to be held at the Ramada Inn, 300 Broadway Avenue, East in Rooms A B and C, Mattoon, Illinois 61938, on Wednesday, May 20, 1998, at 11:00 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting:

-----  Check here for address change.
-----  Check here if you plan to attend the meeting.

New Address:



(Continued and to be signed on reverse side.)

FIRST MID-ILLINOIS BANCSHARES, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

Election of Directors: Charles A. Adams, Daniel E. Marvin, Jr. and Ray Anthony Sparks

To approve the adoption  of  the  First Mid-Illinois, Inc. 1997 Stock Incentive
Plan.

The Board of Directors recommends a vote FOR all proposals.

To ratify the selection of KPMG Peat Marwick LLP as auditors for the Company for 1998.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.


Dated:          , 1998

NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

Signature(s)